UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

AMERICAN FINANCIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Ohio	1-13653	31-1544320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One East Fourth Street, Cincinnati, OH	45202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (513) 579-2121

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

American Financial Group, Inc. convened its annual meeting of shareholders on May 11, 2011.  The voting results on the proposals considered at the annual meeting are set forth below:

1.  Elect ten directors.

	For	Withheld	Broker Non-Votes
Carl H. Lindner	89,970,086	3,623,688	5,440,825
Carl H. Lindner III	90,574,385	3,019,389	5,440,825
S. Craig Lindner	90,573,423	3,020,351	5,440,825
Kenneth C. Ambrecht	91,715,996	1,877,778	5,440,825
Theodore H. Emmerich	92,054,491	1,539,283	5,440,825
James E. Evans	80,321,415	13,272,359	5,440,825
Terry S. Jacobs	92,415,086	1,178,688	5,440,825
Gregory G. Joseph	90,265,899	3,327,875	5,440,825
William W. Verity	82,936,901	10,656,873	5,440,825
John I. Von Lehman	92,317,688	1,276,086	5,440,825

2.  Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2011.

For	Against	Abstain
98,043,938	965,512	25,149

3.  Approve the Co-CEO Equity Bonus Plan.

For	Against	Abstain	Broker Non-Votes
68,868,090	24,323,370	402,314	5,440,825

4.  Approve the Annual Senior Executive Bonus Plan.

For	Against	Abstain	Broker Non-Votes
88,959,238	4,231,888	402,648	5,440,825

5.  Approve, on an advisory basis, executive compensation.

For	Against	Abstain	Broker Non-Votes
90,711,970	2,456,420	425,384	5,440,825

6.  Advisory vote on frequency of advisory vote on executive compensation.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
86,263,106	138,346	6,772,645	419,677	5,440,825

In light of the voting results with respect to the frequency of shareholder votes on executive compensation, the Company’s Board of Directors has determined that the Company will hold an annual advisory vote on the compensation of named executive officers. The Company is required to hold an advisory vote on frequency at minimum every six years.

7.  Shareholder proposal to adopt a sexual orientation non-discrimination policy.

For	Against	Abstain	Broker Non-Votes
23,882,928	66,414,493	3,296,353	5,440,825

8.  Shareholder proposal to adopt board diversity policy.

For	Against	Abstain	Broker Non-Votes
24,329,581	66,337,453	2,926,740	5,440,825

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMERICAN FINANCIAL GROUP, INC.

Date: May 12, 2011	By:	/s/ Karl J. Grafe
Karl J. Grafe
Vice President